Exhibit 1.1

CERTAIN OF THE EXHIBITS AND SCHEDULES TO THIS EXHIBIT HAVE BEEN OMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(A)(5).

ESS TECH, INC.
Common Stock
($0.0001 par value per share)
Sales Agreement

March 31, 2025
Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Ladies and Gentlemen:
ESS Tech, Inc., a Delaware Corporation (the “Company”), confirms its agreement (this “Agreement”) with Robert W. Baird & Co. Incorporated (the “Agent”), as follows:

1.Issuance and Sale of Placement Shares.
The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), having a maximum aggregate offering amount of the lesser of (a) the number or dollar amount of shares of Common Stock registered under the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including, and so long as applicable, General Instruction I.B.6 thereof) or (d) the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus (the “Maximum Program Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 relating to the issuance and sale of Placement Shares not in excess of the Maximum Program Amount pursuant to this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance, provided that the Agent strictly follows the trading instructions provided by the Company pursuant to any Placement Notice. The issuance and sale of Placement Shares through the Agent shall be effected pursuant to the Registration Statement, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue and sell Placement Shares pursuant to this Agreement.
The Company agrees that whenever it determines to sell Placement Shares directly to the Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 6(e) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), a Registration Statement on Form S-3 (File No. 333-268138) including a base prospectus, with respect to offerings of certain securities of the Company, including the Common Stock, to be offered from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the offering of the Placement Shares (the “Prospectus Supplement”).
The Company will, upon request, furnish to the Agent, for use by the Agent, copies (which may be in electronic form) of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as amended by any post-effective amendments thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”), as well as any comparable successor registration statement filed by the Company for the sale of shares of its Common Stock, including the Placement Shares, collectively are herein called the “Registration Statement.” The base prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, including the documents incorporated by reference therein, in the form in which such base prospectus and such Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any then-issued Issuer Free Writing Prospectus(es) is herein called the “Prospectus.” For purposes of this Agreement, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
Any reference herein to the Registration Statement, the Prospectus or any amendments or supplements thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendments or supplements thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Applications (collectively, “EDGAR”).

2.Placements.
Each time that the Company wishes to issue and sell the Placement Shares hereunder (each, a “Placement”), it will notify the Agent by written notice on the form of notice set forth on Exhibit A hereto or by email notice or such other method mutually agreed upon in writing by the parties (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3 hereto), any minimum price below which sales of Placement Shares shall not be made, and any other instructions relevant to such requested sales. A Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 hereto (with a copy to each of the other individuals from the Company listed on such schedule) and shall be addressed to each of the individuals from the Agent set forth on Schedule 2 hereto, as such schedule may be amended from time to time. Each Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4 hereto, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares to be sold pursuant to such Placement Notice have been sold, (iii) in accordance with the notice requirements set forth in Section 4 hereto, the Company or the Agent suspends or terminates such Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those set forth in such Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11 hereto. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 1 in an amount up to 3.0% of the gross sales price for such Placement Shares. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement Notice or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. Notwithstanding anything to the contrary contained herein, no Placement Notice shall be delivered by the Company (i) at any such time as the Company is in possession of material non-public information or (ii) at any time during the period commencing on the last day of each fiscal quarter through and including the time that the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K, as applicable, for such fiscal quarter. In the event of a conflict between the terms of this Agreement and the terms of any Placement Notice, the terms of such Placement Notice will control.
3.Sale of Placement Shares by the Agent.
(a)Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its customary trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with, the terms of such Placement Notice. The Agent, acting under a Placement Notice, will provide written confirmation to the Company (including by email correspondence), no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder, setting forth the number of Placement Shares sold on such Trading Day, the compensation payable by the Company to the Agent pursuant to Section 2 hereto with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. The Agent may sell Placement Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock, in block trades or to or through a market maker, or through an electronic communications network. With the prior consent of the Company, the Agent may also sell Placement Shares in privately negotiated transactions. During the term of this Agreement and notwithstanding anything to the contrary herein, the Agent agrees that in no event will it or any Agent Affiliate (as defined in Section 9(a) below) engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M under the Exchange Act (“Regulation M”) or other anti-manipulation rules under the Securities Act. For the purposes of this Agreement, “Trading Day” means any day on which shares of the Common Stock may be purchased and sold on the NYSE.
4.Suspension or Termination of Sales.
The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2 hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable email correspondence to each of the individuals of the other party set forth on Schedule 2 hereto), suspend or terminate any sale of Placement Shares; provided, however, that such suspension or termination shall not affect or impair the other party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time. For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.
5.Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time, each Settlement Date and each Representation Date (each as defined below), unless such representation, warranty or agreement specifies a different date or time:
(a)S-3 Eligibility. (i) At the time the Registration Statement was declared effective and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then-applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.6 of Form S-3, as applicable.
(b)Registration Statement and Prospectus. The transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.6 on Form S-3, as applicable. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. The Prospectus Supplement will name the Agent as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, and it has not received, and has no notice of, any order of the Commission regarding the initiation of any proceeding for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated under this Agreement meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus, including any Issuer Free Writing Prospectus to which the Agent has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the NYSE. The Common Stock is listed on a national securities exchange (as defined in Section 6 of the Exchange Act). Except as disclosed in the Registration Statement or the Prospectus, the Company has not, in the 12 months preceding the date hereof, and at each Settlement Date and each Representation Date has not or will not have received notice from the NYSE to the effect that the Company is not in compliance with the listing or maintenance requirements of the NYSE. Except as disclosed in the Registration Statement or the Prospectus, to the Company’s knowledge, it is in compliance with all such listing and maintenance requirements.
(c)No Misstatement or Omission. At each Applicable Time, each Settlement Date and each Representation Date, the Registration Statement and the Prospectus will conform in all material respects with the requirements of the Securities Act and the Exchange Act. The Registration Statement, as of its most recent effective date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, at each Applicable Time, each Settlement Date and each Representation Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the purposes of this agreement, the “Applicable Time” means, with respect to any Placement Shares, the time of sale of such Placement Shares pursuant to this Agreement. The Prospectus delivered to the Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Agent specifically for use in the preparation thereof (the “Agent Information”).
(d)Incorporated Documents. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will, when they are filed (or, if any amendment with respect to any such document is filed, when such amendment is filed), conform in all material respects with the requirements of the Exchange Act.
(e)Emerging Growth Company. As of the date hereof, the Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.
(f)Smaller Reporting Company. As of the date hereof, the Company is a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act.

(g)Company Not Ineligible Issuer. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Placement Shares contemplated by the Registration Statement.
(h)Issuer Free Writing Prospectuses. The Company has not distributed and will not distribute any “prospectus” (within the meaning of the Securities Act) or offering material in connection with the offering or sale of the Placement Shares other than the most recent Prospectus Supplement and any Issuer Free Writing Prospectus reviewed and consent to by the Agent, in each case accompanied by the then most recent base prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. The foregoing representations and warranties in this Section 5(h) do not apply to any statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with Agent Information.
(i)Each Issuer Free Writing Prospectus will conform in all material respects to the requirements of the Securities Act and the Exchange Act on the date of first use and at all subsequent times through the completion of the Placement or Placements for which such Issuer Free Writing Prospectus is issued, and the Company will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. Other than the Registration Statement and the Prospectus, the Company, without prior consent of the Agent, will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus.
(j)Duly Authorized. All of the issued and outstanding shares of capital stock of the Company, including the Common Stock, have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Placement Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, drag-along rights, tag-along rights, co-sale rights, registration rights, rights of first refusal or other similar rights of stockholders arising by operation of law, under any of the Company’s organizational documents or under any agreement to which the Company is a party. The Placement Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party other than the restrictions on ownership and transfer set forth in the Company’s charter. Except as described in or expressly contemplated by the Registration Statement or the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.
(k)Due Incorporation; Subsidiaries.
i.The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and to issue, sell and deliver the Placement Shares as contemplated herein.

ii.The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, financial condition, results of operations, stockholders’ equity, or management of the Company and the Subsidiaries (as defined below) taken as a whole, whether or not arising in the ordinary course of business; or (B) prevent or materially interfere with the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (A) and (B) being herein referred to as a “Material Adverse Effect”).
i.The Company has no subsidiaries other than those subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year (each, a “Subsidiary” and, collectively, the “Subsidiaries”). Except as described in the Registration Statement and the Prospectus, the Company owns all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries; other than the capital stock or other equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the charters and the bylaws of the Company and all amendments thereto have been made available to the Agent. Each Subsidiary has been duly incorporated, formed or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with full corporate, limited liability company or partnership (as applicable) power and authority to conduct its business as described in the Registration Statement and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and, where applicable, non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as disclosed in the Registration Statement and the Prospectus, are owned by the Company or a Subsidiary free and clear of any lien, encumbrance or adverse claim (each, a “Lien”). Except as described in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other equity interests in the Subsidiaries are outstanding.
(l)Capital Stock. The capital stock of the Company, including the Placement Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.
(m)Sales Agreement. The Company has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(n)Compliance. Neither the Company nor any of its Subsidiaries is in breach or violation of or in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws; or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; or (C) any applicable federal, state, local or foreign law, regulation or rule; or (D) any applicable rule or regulation of any self- regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE); or (E) any decree, judgment or order applicable to it, except for any of the foregoing in (B), (C), (D) or (E) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(o)Conflicts. The execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, and the use of the proceeds from the sale of the Placement Shares as described in the Registration Statement and the Prospectus, will not conflict with, result in any breach or violation of, or constitute a default under (nor constitute any event that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or the charters, bylaws, limited liability company agreements, partnership agreements or other organizational documents of any of the Subsidiaries; or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected; or (C) any applicable federal, state, local or foreign law, regulation or rule; or (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE); or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except for any of the foregoing in (B), (C), (D) or (E) as would not, individually or in the aggregate, have a Material Adverse Effect.
(p)Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Placement Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Placement Shares under the Securities Act, which has been effected, and (ii) such approvals, authorizations, consents, registrations or qualifications as may be required under the securities or “blue sky” laws of the various jurisdictions in which the Placement Shares are being offered by the Agent, by the rules of the NYSE or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(q)Rights. Except as described in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company; (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company; (iii) no person has the right to act as an underwriter, agent, financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Placement Shares; and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(r)Licenses. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where failure to obtain or maintain such licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(s)No Litigation. Except as disclosed in the Registration Statement or the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding that, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
(t)Auditors. KPMG LLP, who has audited certain financial statements of the Company and its Subsidiaries and whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries as required by the Securities Act and by the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.
(u)Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the applicable requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The other financial and statistical data contained or incorporated by reference in the Registration Statement and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and the Subsidiaries; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required. Neither the Company nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), required to be disclosed in the Registration Statement, not disclosed in the Registration Statement or the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
(v)XBRL. The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(w)No Material Adverse Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole; (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole; (iv) any material change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries; or (v) any dividend or other distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary.
(x)Investment Company. The Company is not and, immediately after giving effect to the offering and sale of the Placement Shares, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(y)Title to Real and Personal Property.  The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all Liens, charges, encumbrances, defects and imperfections of title, except those that (i) are described in Registration Statement or the Prospectus, as applicable, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(z)Title to Intellectual Property. Except as disclosed in the Registration Statement or the Prospectus, the Company and the Subsidiaries own or possess the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of the Subsidiaries has received in the one (1) year period prior to the date hereof or in the one (1) year period prior to the applicable Representation Date, Applicable Time or Settlement Date any written notice of infringement or conflict with asserted Intellectual Property of others, which Intellectual Property is material to the Company and its Subsidiaries. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property rights of any other person or entity that are required to be described in the Registration Statement or the Prospectus and are not described therein. Except as disclosed in the Registration Statement or the Prospectus, none of the technology employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of its or the Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)Labor Matters. Except as disclosed in the Registration Statement or the Prospectus, and except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened; (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries; and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries; (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries; and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.
(ab)ERISA Compliance. Except as disclosed in the Registration Statement or the Prospectus, to the knowledge of the Company, (i) each employee benefit plan (within the meaning of Section 3(3) of ERISA) that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) or (iii) above, as would not have a Material Adverse Effect.
(ac)Environmental Matters. Except as disclosed in the Registration Statement or the Prospectus, the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement or the Prospectus, and except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect, there are no past, present or, to the Company’s knowledge, reasonably anticipated, future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws. Except as disclosed in the Registration Statement or the Prospectus, and except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to the Company’s knowledge, the subject of any investigation; (ii) has received any notice or claim; (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding; (iv) is bound by any judgment, decree or order; or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment or injunction, or common law, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.
(ad)Taxes. Except as disclosed in the Registration Statement or the Prospectus, the Company and each of its subsidiaries have filed all material federal, state and local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon. No material tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Company does not have any knowledge of any material tax deficiencies.
(ae)Insurance. The Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. All such insurance is fully in force and effect. Neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
(af)Interference with Business. Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any of the Subsidiaries has sustained, since the date of the last audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, any loss of or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect.
(ag)Internal Accounting Controls. The Company maintains a system of internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s independent auditors and the Audit Committee of the Company’s board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of the Company’s internal control over financial reporting; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. All material weaknesses, if any, in the Company’s internal control over financial reporting have been identified to the Company’s independent auditors.
(ah)Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. Except as disclosed in the Registration Statement or the Prospectus, such disclosure controls and procedures are effective to perform the functions for which they were established.
(ai)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.
(aj)Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made with a reasonable basis and in good faith.
(ak)No Untrue Statement; Statistical and Market Data. Any statistical or market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(al)No Unlawful Contributions or Payments. Neither the Company, nor any of the Subsidiaries, nor any director or officer of the Company or the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or the Subsidiaries or any of their respective affiliates, in each case, when acting on behalf of the Company or the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(am)Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), and the applicable money laundering statutes of all jurisdictions in which the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.
(an)Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectuses, as applicable, which have not been described as required.
(ao)No Conflicts with Sanctions Laws. Neither the Company, nor any of the Subsidiaries, nor any director or officer of the Company or the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or the Subsidiaries or any of their respective affiliates, in each case, when acting on behalf of the Company, or any of the Subsidiaries, is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea, Russia and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions in violation of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that would result in a violation by any person (including any person participating in the transaction, whether as underwriter, principal, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of Sanctions.
(ap)Sufficiency of Assets. Except as disclosed in the Registration Statement or the Prospectus, on each Settlement Date, the Company and the Subsidiaries will possess or have the right to use all of the assets, tangible and intangible, that they require, in all material respects, to conduct their respective businesses as presently conducted.

(aq)No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Registration Statement or the Prospectus, and except as such limitations would not, taken as a whole, be material to the Company.
(ar)Restrictions. Except as disclosed in the Registration Statement or the Prospectus, the issuance and sale of the Placement Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of Common Stock of the Company.
(as)Brokers and Finders. Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus.
(at)No Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the knowledge of the Company, the Company’s controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Securities Act or otherwise, of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M) with respect to the Common Stock, whether to facilitate the sale or resale of the Placement Shares or otherwise, or taken any action which would directly or indirectly violate Regulation M.
(au)No Affiliations. Except as disclosed in the Registration Statement or the Prospectus, to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA; and (ii) the Company or any of the Company’s officers, directors or, to the knowledge of the Company, 5% or greater security holders.
(av)No Indebtedness. There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.
(aw)Related Party Transactions. There is no relationship, direct or indirect, that exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Securities Act to be described in the Registration Statement or the Prospectus, which is not so described.
(ax)Descriptions of Legal Matters. The statements set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
(ay)No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(az)Stock Transfer Taxes. On each Settlement Date, all material stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company in all material respects.
(ba)Cybersecurity. Except as disclosed in the Registration Statement or the Prospectus, the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Subsidiaries, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, (i) there has been no material security breach or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), or equipment (collectively, “IT Systems and Data”) and (ii) the Company has not been notified of, and has no knowledge of, any event or condition that would reasonably be expected to result in, any material security breach or other compromise to their IT Systems and Data. The Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(bb)Underwriter Agreements. Other than with respect to this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.
(bc)Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
(bd)Competition and Trade Regulation. In the past five (5) years, the Company has been and currently is in compliance with applicable sanctions and export control laws and regulations in jurisdictions in which the Company does business or to which the Company is otherwise subject, including the United States International Traffic in Arms Regulations and the U.S. Export Administration Regulations, except as would not be expected to have a Material Adverse Effect.
Any certificate signed by an officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Agent as to the matters set forth therein.

6.Sale and Delivery; Settlement.
(a)Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such

Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will not incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Agreement and (iii) the Agent shall not be under any obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, as further described in Section 6(e) hereto.
(b)Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such Settlement Date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent at which such Placement Shares were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(c)Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent, acting under the applicable Placement Notice, will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company will, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Company Indemnification), (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable and documented out-of-pocket legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
(d)Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the number of Placement Shares sold pursuant to this Agreement or any Terms Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement and any Terms Agreement, the Maximum Program Amount, and (B) the aggregate dollar amount or number of shares of Common Stock authorized from time to time to be issued and sold under this Agreement, and any Terms Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee.
(e)No Obligation to Purchase Placement Shares. The Agent shall not have any obligation to purchase Placement Shares as principal, whether from the Company or otherwise, unless the Company and the Agent agree as set forth below. Placement Shares purchased from the Company by the Agent, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between the Agent and the Company as evidenced by a Terms Agreement. The Agent’s commitment to purchase Placement Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel, accountants’ letter and certificate of the chief financial officer pursuant to Section 7(p), Section 7(q), Section 7(r) and Section 7(s), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.
7.Covenants of the Company. The Company covenants and agrees with the Agent that:
(a)Registration Statement Amendments. After the date of this Agreement and during any period (the “Prospectus Delivery Period”) in which a prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, in each case other than any Incorporated Document.
(b)Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and the Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.
(c)Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.
(d)Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent (at the expense of the Company) copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.
(e)Copies of Amendments. Before amending or supplementing the Registration Statement or the Prospectus (other than, for the avoidance of doubt, any document incorporated by reference therein), the Company shall furnish to the Agent a copy of each such proposed amendment or supplement and shall not file any such proposed amendment or supplement to which the Agent objects, and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule 424(b) and advise the Agent of the same.
(f)Agent to be Advised. At any time when there is an active Placement Notice, the Company shall advise the Agent promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, which for the avoidance of doubt excludes any Incorporated Documents that may be filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; or (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Placement Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the Prospectus or suspending any such qualification of the Placement Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as practicable the withdrawal thereof.
(g)Post-Effective Amendments. If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Placement Shares may be sold, the Company will use commercially reasonable efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible.  The Company will advise the Agent promptly and, if requested by the Agent, will confirm such advice in writing, (i) when such post-effective amendment has become effective and (ii) if Rule 430A under the Securities Act is relied upon, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).
(h)Blue Sky. The Company will promptly furnish such information or to take such action as the Agent may reasonably request and otherwise to qualify the Placement Shares for offer and sale under the state securities or “blue sky” laws of such jurisdictions (domestic and foreign) as the Agent shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Placement Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Placement Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(i)Earnings Statement. The Company will make generally available to its security holders as soon as practicable an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “generally available to its security holders” will have the meanings contained in Rule 158 under the Securities Act.
(j)Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the registration and delivery of the Placement Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, and amendments, supplements and exhibits to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Agent and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Placement Shares to the Agent, including any transfer or other taxes payable thereon; (iii) the cost of printing and producing any securities or blue sky memorandum in connection with the offer and sale of the Placement Shares under the securities laws of the jurisdictions in which the Placement Shares may be offered or sold and all expenses in connection with the qualification of the Placement Shares for offer and sale under such securities laws as provided in Section 7(h) hereof, including filing fees; (iv) all filing fees incurred in connection with the review and qualification of the offering of the Placement Shares by FINRA; (v) all costs and expenses incident to listing the Placement Shares on the NYSE; (vi) the cost of printing, issuing and delivering certificates representing the Placement Shares; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the document production charges and expenses associated with preparing, printing and delivering to the Agent this Agreement; (ix) all expenses in connection with any offer and sale of the Placement Shares outside of the United States, including filing fees; (x) the reasonable fees and disbursements of counsel for the Agent in connection with the transactions contemplated by this Agreement; provided, however, that the liability of the Company for fees and disbursements of counsel for the Agent pursuant to this clause (x) shall not exceed (a) $100,000 in connection with the preparation and execution of this Agreement and (b) $15,000 on a quarterly basis in each quarterly period following the date of this Agreement; and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(j).
(k)Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”
(l)Notice of Other Sales. The Company shall provide the Agent written notice before it, directly or indirectly, offers to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the third (3rd) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agent hereunder and ending on the Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and without the prior written consent of the Agent, the Company will not directly or indirectly in any other “at the market” offering or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) stock units, Common Stock, options or warrants, restricted stock units or stock awards, or other equity awards to acquire Common Stock or Common Stock issuable upon the exercise, vesting and/or settlement of options, warrants, stock units or other securities under the Company’s existing equity incentive plans, pursuant to any stock option, warrant, benefits or other equity-based or incentive compensation plan, stock ownership plan, employee stock purchase plan, or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities, including convertible notes, or the exercise of warrants, options or other rights disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent, (iii) Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes and (v) Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to the Company’s registration right or similar obligations to selling securityholders. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the consent of the Agent, to file a registration statement under the Securities Act.
(m)Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.
(n)Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.
(o)Required Filings Relating to Placement of Placement Shares. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or, in the discretion of the Company, in a current report on Form 8-K, the amount of Placement Shares sold through the Agent and the Net Proceeds to the Company during the applicable period.
(p)Representation Dates; Certificate. Each time the Company: (i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares or an increase to the amount of the Placement Shares that may be sold under the Prospectus) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment or supplement (but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares); (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K under the Exchange Act) (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish the Agent with a certificate, in the form attached hereto as Exhibit B, within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(p), then before the Company delivers the Placement Notice or the Agent sells any Placement Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit B, dated the date of the Placement Notice.
(q)Legal Opinion and Negative Assurance Letters. On the date of this Agreement and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(p) was in effect, unless the Agent agrees otherwise, the Company shall cause to be furnished to the Agent a written opinion of Wilson Sonsini Goodrich & Rosati P.C., counsel for the Company (“Company Counsel”), dated the date such opinion is delivered, in a form reasonably acceptable to legal counsel to the Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of the opinion of Company Counsel required to be furnished to the Agent pursuant to this Section 7(q) on subsequent Representation Dates, Company Counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as then amended or supplemented).
On or prior to the date of the first Placement Notice given hereunder and within three (3) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable, the Company shall cause Company Counsel to deliver a negative assurance letter in the form reasonably acceptable to counsel, to the Agent, dated the date the negative assurance letter is delivered, which shall meet the requirements of Section 7(q).

(r)Comfort Letters. On or prior to the date of the first Placement Notice given hereunder and within three (3) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable, the Company shall cause its independent accountants (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(r). The Comfort Letter shall be in form and substance satisfactory to the Agent (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act, and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”), and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter.
(s)CFO Certificate. If reasonably requested by the Agent in its sole discretion, on or prior to the date the first Placement Notice is given hereunder, and within three (3) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable, the Company shall furnish the Agent with a certificate, signed on behalf of the Company by its

Chief Financial Officer, in a form reasonably acceptable to the counsel to the Agent, dated the date that the applicable Comfort Letter is delivered (each, a “CFO Certificate”).
(t)Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price the Common Stock or any other reference security, whether to facilitate the sale or resale of the Placement Shares or otherwise, or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act. The Company will, and shall use commercially reasonably efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.
(u)Filings with the NYSE. The Company will timely file with the NYSE (and/or the Company’s then-principal trading market for its Common Stock) all material documents and notices required by the NYSE (or such other principal trading market) of companies that have or will issue securities that are traded on the NYSE (or such other principal trading market).
(v)Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
(w)No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agent in its capacity as principal or agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Placement Shares to be sold by the Agent as principal or agent hereunder. The Company will treat any Agent-approved Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
(x)No Other Prospectuses. The Company will not, at any time at or after the execution of this Agreement, offer or sell any Placement Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Placement Shares, except in each case other than the Prospectus.
(y)Sarbanes-Oxley Act. The Company will use reasonable best efforts to comply with all requirements imposed upon it by the Sarbanes-Oxley Act and the rules and regulations of the Commission and Exchange promulgated thereunder.
(z)Secretary’s Certificate; Further Documentation. Prior to the date of the first Placement Notice, the Company shall deliver to the Agent a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date, certifying as to (i) the Certificate of Incorporation of the Company and the Certificate of Amendment to the Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement. Within five (5) Business Days of each

Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(p) for which no waiver is applicable and excluding the date of this Agreement, the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby.
(aa)Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.
(ab)Listing. During any Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE (or such other principal trading market for the Common Stock).
(ac)Available Shares. The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out its authorized but unissued shares of Common Stock, of the Maximum Program Amount.
8.Conditions to the Agent’s Obligations.
The obligations of the Agent hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:
(a)Registration Statement Effective. The Registration Statement shall remain effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.
(b)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus (other than immaterial amendments or supplements to the Incorporated Documents); (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of material fact made in the Registration Statement or the Prospectus or any Incorporated Document untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any Incorporated Document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus or any Incorporated Document, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect, the effect of which, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
(d)Company Counsel Legal Opinions. The Agent shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(q), on or before the date on which such delivery of such opinions and negative assurance letter is required pursuant to Section 7(q).
(e)Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such letter is required pursuant to Section 7(r).
(f)Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such certificate is required pursuant to Section 7(p).
(g)Secretary’s Certificate. The Agent shall have received the certificate of the Secretary of the Company required to be delivered pursuant to Section 7(z) on or before the date on which delivery of such certificate is required pursuant to Section 7(z).
(h)CFO Certificate. If reasonably requested by the Agent, the Agent shall have received the CFO Certificate required to be delivered pursuant to Section 7(s) on or before the date on which delivery of such certificate is required pursuant to Section 7(s).
(i)Opinion of Counsel for Agent. The Agent shall have received from Morrison & Foerster LLP, counsel for the Agent, such opinion or opinions, with respect to such matters as the Agent may reasonably require, and a negative assurance letter, in each case on or before the date of delivery of the first Placement Notice issued hereunder and at each Representation Date that Company Counsel is delivering similar documents to the Agent, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.
(j)No NYSE Suspension or FINRA Objection. Trading in the Common Stock shall not have been suspended on the NYSE. FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement. The information provided to the Agent by the Company, and, to the Company’s knowledge, by its officers and directors, for purposes of the Agent’s compliance with applicable FINRA rules in connection with the offering of the Placement Shares is true, complete, and correct in all material respects.
(k)Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(p), the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.
(l)Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)Approval for Listing. (i) The Placement Shares shall have been approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.
(n)Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7(j) hereof and except that, in the case of any termination of this Agreement, Section 5, Section 7(j), Section 9, Section 10, Section 11(e), Section 12(a), Section 12(e) and Section 12(f) shall survive. Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Schedule 2 hereto.
(o)No Termination Event. There shall not have occurred any event or condition that would permit the Agent to terminate this Agreement pursuant to Section 11.
9.Indemnification and Contribution.
(a)Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its directors, officers, partners, and employees, and each person if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with the Agent (each such person, an “Agent Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable and documented out-of-pocket investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c) hereto) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Agent Information, it being understood and agreed that the only such Agent Information furnished by the Agent as aforesaid consists of the tenth and eleventh paragraphs of the Plan of Distribution section of the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
(b)Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company, the Company’s directors, officers and employees, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (each such person, a “Company Affiliate”) against any and all losses, liabilities, claims, damages and expenses to which the Company, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, but only insofar as such loss, liability, claim, damage or expense arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission in the Registration Statement (or any amendment), including the Rule

430B Information, or the Prospectus (or any amendment or supplement thereof), made in reliance on and in conformity with Agent Information.
(c)Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on the written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm (in addition to any local counsel) and all such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) such settlement does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, if any), to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Agent, respectively. The relative benefits received by the parties hereto shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Agent, respectively, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, respectively, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any documented, out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Agent shall not be required to contribute any amount in excess of the aggregate commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliates, officers, directors, partners, employees or representatives of the Agent, will have the same rights to contribution as that party, and each director, officer, director or employee of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.
10.Representations and Agreements to Survive Delivery.
All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of its officers who sign the Registration Statement or any directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefore or (iii) any termination of this Agreement.
11.Termination.

(a)Termination; General. The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, which individually or in the aggregate, in the sole judgment of the Agent, has or would reasonably be expected to have a Material Adverse Effect and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (iii) if trading in the Placement Shares has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities.
(b)Termination by the Company. The Company shall have the right, by giving prior written notice to the Agent as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(c)Termination by the Agent. In addition to the rights set forth in Section 11(a), the Agent shall have the right to terminate this Agreement by giving three (3) days’ notice to the Company.
(d)Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by the Agent or the Company, as the case may be; and provided, further, that any termination by the Company shall be effective no earlier than the close of business on the date the Company's notice of termination is received by the Agent. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.
(e)Survival. The provisions of Section 5, Section 7(j), Section 9, Section 10, Section 12(a), Section 12(e), Section 12(f) hereof, this Section 11(e), and the obligation herein to pay any discount, commission or other compensation accrued, but unpaid, shall survive any expiration or termination of this Agreement.
12.Miscellaneous.
(a)Notices. Except as otherwise set forth in Section 4 of this Agreement, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and effective only upon receipt, unless otherwise specified in this Agreement. If to the Agent, such notice shall be delivered, mailed or sent to the Agent at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, email [***], Attention: Syndicate, with a copy to the Agent’s counsel at Morrison & Foerster LLP, 2100 L Street NW Suite 900, Washington, D.C. 20001, Attention: Andy Campbell. If to the Company, such notice shall be delivered, mailed or sent to the Company at 26440 SW Parkway Ave, Bldg. 83, Wilsonville, Oregon, Attention: Anthony Rabb, Chief Financial Officer, with a copy (which shall not constitute notice) to the Company’s counsel at Wilson Sonsini Goodrich & Rosati P.C., 650 Page Mill Road, Palo Alto, CA 94304, Attention: Mark Baudler.

(b)Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by email (with an original to follow) on or before 4:30 p.m., Eastern time, on a Business Day (as hereinafter defined) or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).
(c)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties.
(d)Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.
(e)Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
(f)Applicable Law; Consent to Jurisdiction and Process. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
(g)Waiver of Jury Trial. EACH OF THE COMPANY AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(h)Specified Courts. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(i)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
13.Absence of Fiduciary Relationship.
The Company acknowledges and agrees that:
(a)the Company is a sophisticated business enterprise that has retained the Agent for the limited purposes set forth in this Agreement, and the Agent’s and the Company’s respective rights and obligations are contractual in nature;
(b)the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)the Company has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;
(d)the Company disclaims any intention to impose fiduciary obligations on the Agent by virtue of the engagement contemplated by this Agreement;
(e)the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(f)the Agent is a full-service securities firm and as such, from time to time and subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Common Stock; and
(g)the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.
14.Recognition of the U.S. Special Resolutions Regimes.
(a)In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)For purposes of this Section 14, (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the parties.
Very truly yours,

ESS TECH, INC. By: /s/ Kelly F. Goodman Name: Kelly F. Goodman Title: Interim Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written
ROBERT W. BAIRD & CO. INCORPORATED By: /s/Justin Holsen Name: Justin Holsen Title: Managing Director
[Signature Page to Sales Agreement]

EXHIBIT A
FORM OF PLACEMENT NOTICE
From: ESS Tech, Inc.
To: Robert W. Baird & Co. Incorporated
Subject: Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Sales Agreement by and between ESS Tech, Inc. (the “Company”) and Robert W. Baird & Co. Incorporated (the “Agent”) dated March 31, 2025 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell up to [] shares of the Company’s common stock, $0.0001 par value per share, at a market price per share of not less than $[].
The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The Company hereby confirms that, as of the date of this Placement Notice, it is not in possession of any material non-public information.
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON AND THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT.]

EXHIBIT B
FORM OF OFFICERS’ CERTIFICATE
Pursuant to Section 7(p) of the Sales Agreement (the “Agreement”), dated as of March 31, 2025, by and between ESS Tech, Inc. (the “Company”) and Robert W. Baird & Co. Incorporated (the “Agent”), the undersigned [Chief Executive Officer] of the Company and the undersigned [Chief Financial Officer] of the Company hereby represent and warrant to each Agent that, as of the date indicated next to the signatures below:
1.The representations and warranties of the Company in the Agreement are true and correct as if made at and as of such date.
2.The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date and the conditions set forth in Section 8 of the Agreement have been satisfied waived in writing as of such date.

Name:
Title: [Chief Executive Officer]
Date:

Name:
Title:     [Chief Financial Officer]
Date:

Annex I
ESS Tech, Inc.
Common Stock
($0.0001 par value per share)
TERMS AGREEMENT
Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, WI 53202

Ladies and Gentlemen:
ESS Tech, Inc., a Delaware Corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Sales Agreement, dated March 31, 2025 (the “Sales Agreement”), between the Company and Robert W. Baird & Co. Incorporated (the “Agent”), to issue and sell to the Agent as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial]* Securities”), on the terms specified in Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter to purchase up to an additional [●] shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”) at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 7(p), Section 7(q) and Section 7(r), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*
Payment of the purchase price for, and delivery of certificates for, the [Initial]* Securities shall be made at the offices of [●], [●], or at such other place as shall be agreed upon by the Underwriter and the Company, at [●] A.M./P.M. (Eastern time) on the first (or second, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) Business Day after the date hereof, or such other time not later than ten Business Days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).
[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the

Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter.
Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,]* the Applicable Time [and any Date of Delivery]]*
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.
THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
Very truly yours,
ESS Tech, Inc.
By: ______________________________
Name:
Title:

Accepted as of the date hereof:
Robert W. Baird & Co. Incorporated
By: ________________________________
Name:
Title:

* Include only if the Underwriter has an option to purchase additional shares of Common Stock from the Company.